White & Case






May 14, 1996



Union Camp Corporation
1600 Valley Road
Wayne, New Jersey  07470
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Dear Sirs:

     We refer to the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Union Camp Corporation, a Virginia corporation ("Union Camp"), with the Securities and Exchange Commission (the "Commission"), relating to the merger of The Alling & Cory Company, a New York corporation ("Alling & Cory"), with and into North Merger Corp., a New York corporation and a wholly-owned subsidiary of Union Camp, pursuant to which shares of Common Stock, $1 par value per share, of Union Camp (the "Securities") will be issued to holders of Common Stock, $1.25 par value per share, of Alling & Cory (the "Alling & Cory Common Stock") who elect to receive the Securities in exchange for their shares of Alling & Cory Common Stock in the merger.

     We have examined the originals, or photostatic or certified copies, of such records of Union Camp, certificates of officers of Union Camp and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of public officials and such certificates of officers of Union Camp and statements and information furnished by officers of Union Camp with respect to the accuracy of material factual matters contained therein which were not independently established. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, subject to the assumptions stated, it is our opinion that the Securities, upon issuance by Union Camp as contemplated in the Registration Statement and any amendments thereto, will have been duly authorized by Union Camp, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Proxy Statement/Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                              Very truly yours,


                              White & Case